FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, Chairman

RIDGESTONE FINANCIAL REPORTS A DECREASE IN NET INCOME FOR THE THREE
MONTHS ENDED MARCH 31, 2004

Brookfield, Wisconsin, April 27, 2004 – RidgeStone Financial Services, Inc. (OTC: RFSV) reported a 60% decrease in after-tax net income to $79,193 for the three months ended March 31, 2004, compared with after-tax net income of $198,033 for the same period of the prior year. Diluted earnings per share decreased to $0.08 for the three months ended March 31, 2004 as compared to $0.21 per share for the same period of 2003.

For the three months ended March 31, 2004, net interest income before provision for loan losses was $780,722, a decrease of $99,519 or 11% over the three months ended March 31, 2003. The decrease in net interest income for the three months ended March 31, 2004 was primarily due to decreased loan volume. Net interest margin for the three months ended March 31, 2004 decreased to 4.01% compared to 4.56% for the same period last year.

Noninterest income decreased by $73,505 or 34% to $144,586 for the three months ended March 31, 2004, compared to $218,091 for the same period in the prior year. For the three months ended March 31, 2004, fewer gains on sales of loans related to long-term mortgage loans sold in the secondary market were the primary factor for the decrease over the prior period as a result of less mortgage refinancing activity due to generally higher mortgage interest rates in the market.

Noninterest expenses for the three months ended March 31, 2004 were $815,963 compared to $761,611 at March 31, 2004, an increase over the same period last year of 7% due primarily to higher personnel costs.

Deposits were $74.3 million at March 31, 2004 compared to $72.7 million at December 31, 2003. Gross loans outstanding were $71.1 million at March 31, 2004 compared to $75.1 million at December 31, 2003. Total assets grew by $1.6 million or 2% to $89.9 million at March 31, 2004 compared to $88.3 million at December 31, 2003.

Book value was $9.47 per share as of March 31, 2004 compared to $8.88 per share for the same period last year.

Paul E. Menzel, Chairman of the Company, stated, “While the results for the first quarter did not meet our expectations, they are a direct result of factors out of our immediate control. The national slowdown in our economy saw reduced loan demand in the third and fourth quarter of 2003 flow into the first quarter of 2004. This reduced loan demand, coupled with a sharp drop in mortgage loan refinancing activity, resulted in lower interest income and fee income compared to the first quarter of 2003. With improvement in the national economy and increased calling activity on commercial prospects, we are beginning to see increased levels of loan outstandings toward the close of the first quarter of 2004. During the past four weeks we have booked new loan commitments at an increased pace. We are hopeful that this level of commercial loan activity will continue throughout the balance of this year as well as seeing an increase in fee income. In the meantime, we are taking aggressive steps to trim expenses.”

FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, Chairman

RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company’s stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV.

Note Regarding Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” or other words of similar import. Similarly, statements that describe the Company’s future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: interest rate trends, the general economic climate in the Company’s market area, loan delinquency rates, and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2004 and December 31, 2003

	March 31, 2004 (Unaudited)	December 31, 2003

ASSETS
Cash and due from banks	$3,702,409	$2,955,356
Federal Funds sold	2,913,000	2,278,000
Short-term investments	3,250,000	500,000

Total cash and cash equivalents	9,865,409	5,733,356

Interest bearing deposits in banks	12,334	551,079
Available for sale securities-stated at fair value	749,920	750,060
Loans receivable	71,063,069	75,126,628
Less: Allowance for estimated loan losses	(729,874)	(729,643)

Net loans receivable	70,333,195	74,396,985

Mortgage loans held for sale	2,181,850	650,000
Premises and equipment, net	2,504,135	2,501,472
Cash surrender value of life insurance	2,379,416	2,360,515
Accrued interest receivable and other assets	1,897,223	1,379,232

Total Assets	$89,923,482	$88,322,699

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand	$13,682,728	$14,249,810
Savings and NOW	28,648,043	27,282,946
Other Time	31,932,575	31,123,775

Total deposits	74,262,346	72,656,531

Other borrowings	4,500,000	4,500,000
Accrued interest payable and other liabilities	1,590,035	1,718,084
Guaranteed preferred beneficial interests in the
corporation's subordinated debentures	1,500,000	1,500,000

Total Liabilities	81,852,381	80,374,615

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 2,000,000 shares authorized,
no shares issued	--	--
Common stock, no par value: 10,000,000 shares authorized;
902,574 and 897,241 shares issued, respectively	8,618,667	8,574,703
Treasury stock, 50,000 shares	(493,015)	(493,015)
Accumulated deficit	(54,471)	(133,664)
Accumulated other comprehensive income(loss)	(80)	60

Total Stockholders' Equity	8,071,101	7,948,084

Total Liabilities and Stockholders' Equity	$89,923,482	$88,322,699

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
as of March 31, 2004 and 2003

	Three Months Ended
	March 31, 2004	March 31, 2003
Interest income
Interest and fees on loans	$1,079,706	$1,258,655
Interest on federal funds sold	5,356	0
Interest on securities	21,577	0
Interest on deposits in banks	1,201	565

Total interest income	1,107,840	1,259,220

Interest expense
Interest on deposits	264,309	320,765
Interest on borrowed funds	35,684	58,214
Interest on preferred securities	27,125	0

Total interest expense	327,118	378,979

Net interest income before provision
for loan losses	780,722	880,241
Provision for loan losses	0	30,000

Net interest income after provision
for loan losses	780,722	850,241
Non-interest income
Secondary market loan fees	28,848	89,911
Gain on sale of other real estate	0	2,321
Service charges on deposit accounts	46,565	35,627
Increase in cash surrender value	33,000	31,500
Other income	36,173	58,732

Total non-interest income	144,586	218,091

Non-interest expense
Salaries and employee benefits	500,845	437,847
Occupancy and equipment expense	56,660	57,703
Other expense	258,458	266,061

Total non-interest expense	815,963	761,611

Income before income taxes	109,345	306,721

Provision for income taxes	30,152	108,688

Net income	$79,193	$198,033

Earnings per share-Basic	$0.09	$0.23
-Diluted	$0.08	$0.21
Average shares outstanding	850,607	876,898